EXHIBIT 10.28

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MANUFACTURING AND SUPPLY AGREEMENT

THIS MANUFACTURING AND SUPPLY AGREEMENT (the “Agreement”) is made and entered into as of the 26th day of April, 2006 (the “Effective Date”) by and between Xemplar Pharmaceuticals, LLC (“XEMPLAR”), and MAP PHARMACEUTICALS, INC., a Delaware corporation (“MAP”). XEMPLAR and MAP are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, MAP is engaged in the research and development of proprietary delivery systems, including its proprietary Tempo™ device, and formulations suitable for use with such delivery systems for administering drugs by inhalation;

WHEREAS, XEMPLAR is a contract services company focusing on the development of inhalation products and has a facility that, with some modifications, is suitable for the commercial production of pressurized metered dose aerosol canisters for use in such proprietary delivery systems of MAP, including the Tempo™ device;

WHEREAS, MAP desires to purchase, and XEMPLAR is willing to manufacture and supply, MAP’s clinical and commercial requirements of Product in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.      DEFINITIONS. As used herein, the following terms shall have the following meanings:

“Active Agent” means a component(s) in any particular formulation that provides the formulation with its effectiveness, as opposed to the inactive ingredients, propellant(s), excipient(s) and carrier(s), present in the formulation; the Parties agree that the initial Active Agent shall be dihydroergotamine [ * ] and that additional Active Agents for use with additional Products may be specified from time to time by the mutual written agreement of the parties by incorporation of an Appendix setting forth the specifications for such additional Product.

1.1      “Affiliate” means a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with a Party to this Agreement. For such purposes, “control,” “controlled by” and “under common control with” shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock or partnership interest, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting shares or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity shall in any event be deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control.

1.2      “Applicable Laws” means any then current local, state or federal rule, regulation, statute or law in any jurisdiction relevant to the activities undertaken pursuant to this Agreement or applicable to either of the Parties with respect to any matters set forth herein, including, but not limited to, the rules, requirements and regulations of any Regulatory Authority.

1.3      “Certificate of Analysis” means a document containing the information contemplated by the Quality Agreement and certifying that the Product meets the terms set forth in the Quality Agreement, the Product Specification, GMP and other Applicable Law.

1.4      “Certificate of Compliance” means a manufacturing compliance report containing the information contemplated by the Quality Agreement and indicating that the XEMPLAR facility is in compliance with all specifications necessary to produce the Product in compliance with the Quality Agreement, the Product Specification, GMP and other Applicable Laws.

1.5      “Confidential Information” means formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, skill, experience, documents, apparatus, results, clinical and regulatory strategies, test data, including pharmacological, toxicological and clinical test data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, compositions of matter, product samples and other samples, physical, chemical and biological materials and compounds, and the like, whether or not patentable; provided, however, that Confidential Information shall not include any of the foregoing to the extent it is:

(a)      independently developed by the receiving Party outside the scope and not in violation of this Agreement by employees not having access to the other Party’s Confidential Information as demonstrated by the receiving Party’s written records;

(b)      in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of the receiving Party;

(c)      received without an obligation of confidentiality from a third party having the right to disclose such information and who is not disclosing such information on behalf of the disclosing Party;

(d)      expressly designated as not being Confidential Information by the disclosing Party; or

(e)      was in the possession of the receiving Party prior to its disclosure by the disclosing Party hereunder, as demonstrated by the receiving Party’s written records.

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.6      “Dedicated Equipment” means the items of equipment listed in Exhibit G, as amended from time to time by the written agreement of the Parties, and required for the Facility Conversion that are dedicated exclusively to the manufacture of the Product.

1.7      “Effective Date” means the date set forth in the introduction to this Agreement.

1.8      “EMEA” means the European Medicines Evaluation Agency, or any successor thereto, which coordinates the scientific review of human pharmaceutical products under the centralized licensing procedure in the European Union.

1.9      “Facility” has the meaning set forth in Section 2.1 (Facility Build-Out).

1.10      “Facility Approval” means any approval, permit or certification of a Regulatory Authority required to manufacture Product in the Facility in accordance with the terms of this Agreement and Applicable Law.

1.11      “Facility Completion Target Date” means the date agreed by the Parties to be inserted into Exhibit B of this Agreement, such date to be the date that XEMPLAR obtains the required approvals, including but not limited to, any Facility Approval, required to manufacture the Product in compliance with the Quality Agreement, the Product Specifications, GMP and other Applicable Laws.

1.12      “Facility Conversion” means the acquisition of “Dedicated Equipment” and the conversion of the Facility into a facility equipped to manufacture the Product in accordance with GMP and the terms and condition of this Agreement.

1.13      “Facility Loan” has the meaning set forth in Section 2.2 (MAP Loan).

1.14      “FDA” means the United States Food and Drug Administration, or any successor thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States.

1.15      “FFDCA” has the meaning set forth in Section 3.7 (Warranty).

1.16      “Firm Order” means a binding purchase order issued by MAP to XEMPLAR in accordance with Section 3.3 (Firm Orders).

1.17      “Force Majeure Event” has the meaning set forth in Section 10.4 (Force Majeure).

1.18      “Forecast Quantity” means, for any particular calendar quarter, the quantity of Product (or placebos, if applicable) forecast for such quarter in the rolling forecast issued by MAP pursuant to Section 3.2 (Forecasting).

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.19      “Good Manufacturing Practices” or “GMP” means the then-current regulations set forth in 21 C.F.R. Parts 210 – 211, 820 and 21 C.F.R. Subchapter C (Drugs), Quality System Regulations and the requirements thereunder imposed by the FDA and, as applicable, the equivalent regulations and requirements in jurisdictions outside the United States.

1.20      “Invoice Documentation” has the meaning set forth in Section 3.6 (Invoice and Payment).

1.21      “MAA” means a marketing approval application filed with the EMEA for regulatory approval to market and sell Product in the European Union and similar in purpose to the NDA in the United States.

1.22      “Manufacturing Cost Per Unit” means, with respect to Product delivered during a calendar quarter, [ * ] determined in accordance with generally accepted accounting principles and consistent with XEMPLAR’s accounting practices on its other products, consisting of the following:

(a)      Materials. The cost of Specified Components which form an integral and direct part of the Product, or are necessary for its production or distribution, but excluding those components that are supplied at MAP’s expense.

(b)      Direct Labor and Benefits. The cost of [ * ] for XEMPLAR employees engaged in the actual production of the Product, including [ * ]. The costs associated with an employee that does not spend 100% of his or her time on the actual production of the Product shall be allocated to Manufacturing Cost Per Unit based on the time spent by such employee on the actual production of the Product divided by the total working time of such employee.

(c)      Allocated Overhead. [ * ] allocated to the [ * ] including: (i) [ * ]; (ii) [ * ]; (iii) [ * ]; (iv) [ * ]; (v) [ * ]; (vi) [ * ]; (vii) [ * ]; (viii) [ * ]; (ix) [ * ]; (x) [ * ]; (xi) [ * ]; (xii) [ * ]; (xiii) [ * ].

1.23      “MAP Technology” means products, processes, methods, inventions, patents, technologies, Confidential Information, and other proprietary rights owned, licensed or otherwise controlled by MAP.

1.24      “NDA” means (a) the single application or set of applications to make and sell commercially the Product filed with the FDA or any successor agency having the administrative authority to regulate the approval for marketing of new human pharmaceuticals or biological therapeutic products, delivery systems and devices in the United States and (b) any related registrations with or notifications to the FDA.

1.25      “Product” means placebos containing only propellant for use in clinical trials or commercial trainer or samples, as well as the product containing Active Ingredient along with its excipient(s) and propellant(s), all of the preceding packaged in canisters and housed

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

within a fully assembled TempoTM device and all packaging required release and distribution for clinical supplies and for commercial sale...

1.26      “Product Specifications” means the specifications set forth on Exhibit A hereto.

1.27      “Quality Agreement” means the Quality Agreement entered into between MAP and XEMPLAR, stipulating specific requirements, obligations and embodiments of the quality systems implementation, maintenance and operation.

1.28      “Regulatory Approval” means (a) in the United States, approval by the FDA of an NDA or other applicable filing and satisfaction of any related applicable FDA registration and notification requirements (if any) and (b) in any country or jurisdiction other than the United States, e.g., European Union, approval by regulatory authorities having jurisdiction over such country or jurisdiction, e.g., EMEA, of a single application or set of applications comparable to an NDA or other applicable filing, e.g., MAA, and satisfaction of any related applicable regulatory and notification requirements, if any, together with any other approval necessary to make and sell pharmaceuticals commercially in such country jurisdiction.

1.29      “Regulatory Authority” means the FDA or any successor agency in the United States, and the equivalent regulatory authorities in other jurisdictions, e.g., EMEA.

1.30      “Restricted Products” means a Product(s) for use in [ * ].

1.31      “Specified Components” means the TempoTM device components, canisters, valves, propellant and the Active Agent, excipients, cartons, labels, package inserts and shippers.

1.32      “Staffing Loan” has the meaning set forth in Section 2.2 (MAP Loan).

1.33      “Testing Laboratory” has the meaning set forth in Section 3.8 (Failure or Inability to Supply Conforming Product).

1.34      “Testing Methods” has the meaning set forth in Section 5.1 (Testing Requirements).

1.35      “Unit of Product” means an individual unit of the Product.

2.      FACILITY BUILD-OUT AND LOAN

2.1      Facility Build-Out.

(a)      XEMPLAR will convert its manufacturing facility located at 927 Currant Road in Fall River, Massachusetts (the “Facility”) into a GMP contract manufacturing facility satisfactory for the commercial production of Product in accordance with the terms of this Agreement, GMP and other Applicable Law on or before the Facility Completion Target

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date in accordance with the purposed and phasing timeline set forth in Exhibit B and the costs and timeline set forth in Exhibit C hereto.

(b)      XEMPLAR shall not purchase any equipment, related to MAP Product, for the Facility, without the prior written approval of MAP. Any used equipment purchased for the Facility for use in manufacturing MAP Product must be discussed with MAP and agreed to by MAP prior to purchase

(c)      XEMPLAR shall hire personnel to complete the Facility Conversion in accordance with the facility staffing plan attached hereto as Exhibit D.

2.2      MAP Loan.

(a)      MAP shall provide to XEMPLAR (i) up to [ * ] including the [ * ] (the “Facility Loan”) and (ii) up to [ * ] for staffing the facility during the Facility Conversion (the “Staffing Loan”), all in accordance with the terms of this Agreement. [ * ] shall [ * ], unless otherwise required by an Applicable Law.

(b)      XEMPLAR shall use the proceeds of the Facility Loan only for the Facility Conversion in accordance with Exhibit B hereto. MAP shall advance the proceeds of the Facility to XEMPLAR [ * ], subject to [ * ] set forth on Exhibit C; provided, however, that in no event shall XEMPLAR use the proceeds of the Facility Loan to cover [ * ].

(c)      XEMPLAR intends to use the proceeds of the Staffing Loan for the purpose of paying wages and benefits of XEMPLAR employees dedicated to the Facility Conversion so long as such employees are, in fact, dedicated to the Facility Conversion (the “Dedicated Employees”) in accordance with the facility staffing plan attached hereto as Exhibit D. MAP shall advance the proceeds of the Staffing Loan to XEMPLAR from month to month beginning on the date of [ * ] upon written request of XEMPLAR; provided, however, that in no event shall XEMPLAR draw [ * ] more than the amount necessary to fund [ * ]. Unused proceeds may be [ * ].

(d)      XEMPLAR shall repay the combined principal of the Facility Loan and the Staffing Loan in [ * ] commencing on [ * ] and on [ * ] through and including [ * ]; provided, however, that if MAP fails to [ * ], XEMPLAR’s repayment obligation shall be suspended during such [ * ]. XEMPLAR’s repayment obligations shall resume during [ * ] of the [ * ] during which deliveries of Product are scheduled, and the repayment period shall be extended accordingly. In the event that XEMPLAR submits a repayment of the combined principal of the Facility Loan or the Staffing Loan [ * ], such repayment shall [ * ].

2.3      Dedicated Equipment. MAP shall purchase, asset tag and own the Dedicated Equipment used in the Facility and the cost of such Dedicated Equipment shall be deducted from the Facility Loan amount and resulting Facility Loan repayments. Any damage or wear to the Dedicated Equipment which necessitates repair or replacement will be the

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

responsibility of MAP unless such damage or wear is caused by improper use by XEMPLAR, in which case the responsibility for repair or replacement shall be the responsibility of XEMPLAR.

2.4      [ * ] Exclusivity. XEMPLAR agrees not to manufacture commercially in the [ * ], using [ * ] for any company but MAP.

2.5      Additional Product Manufacturing Option. As partial consideration for the refundable loan provided by MAP, MAP shall have a first option to manufacture pulmonary delivery products for [ * ] with Xemplar under the same terms as this agreement. Should Xemplar be approached by a third party to manufacture a pulmonary delivery product for [ * ] (as defined by a term sheet agreed in writing by both parties), then Xemplar shall provide MAP with a first option to enter into a manufacturing agreement with Xemplar for such product class under this agreement. If MAP does not elect to exercise such option within [ * ], then Xemplar shall be free to enter into an agreement with such third party.

3.      SUPPLY OF PRODUCT.

3.1      Purchase Commitment. During the period beginning on the date the first NDA is submitted for a Product and for a period of five (5) years thereafter (the “Exclusivity Period”), subject to and in accordance with the terms and conditions of this Agreement, MAP shall purchase from XEMPLAR, and XEMPLAR shall manufacture and supply to MAP from Xemplar’s Fall River, Massachussetts manufacturing facility (a) all Product required by MAP in support of development and registration lots for the clinical trials and (b) all of the MAP’s commercial requirements of the Product. MAP shall have the right to qualify a second source of supply for Product and to obtain Product from that second source of supply.

3.2      Forecasting. Attached hereto as Exhibit E is an estimated rolling forecast of MAP’s requirements for the Product (and placebos, if any) during the next eight (8) calendar quarters and the subsequent three (3) years (the “Forecast Quantity”). On or before the thirtieth (30th) day of each calendar quarter during the term of this Agreement, commencing with the third quarter of 2006, MAP shall submit an updated Forecast Quantity for the succeeding eight (8) calendar quarters and the subsequent three years. MAP shall purchase not less than [ * ]. XEMPLAR shall not be required to supply more than [ * ] of the rolling forecast; provided, however, that anything in this Agreement to the contrary notwithstanding, MAP shall not be required to purchase any quantity of Product beyond that required for clinical trials until and unless MAP obtains Regulatory Approval for the Product. Except as otherwise provided in this Section, the Forecast Quantity shall be non-binding and shall be used by XEMPLAR for planning purposes only. The Parties agree that the Forecast Quantity may be amended from time to time by the Parties by a joint written agreement.

3.3      Firm Orders. Not later than thirty (30) days prior to commencement of the third calendar quarter of 2006 and each calendar quarter thereafter, MAP shall submit to XEMPLAR a Firm Order for the quantity of the Product, if any, (and placebos, if any) that MAP desires to purchase from XEMPLAR during such calendar quarter, with a statement of the dates on which delivery shall be required and shipping instructions therefore; provided that, each Firm

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Order shall specify a quantity of Product , if any, MAP (and placebos, if any) not less than [ * ] as set forth in Section 3.2 unless XEMPLAR consents in writing to a lesser quantity. If the Firm Order specifies a quantity greater than [ * ], then XEMPLAR shall not be required to supply Product in excess of such amount, but shall use commercially reasonably efforts to do so. In the event XEMPLAR notifies MAP that it cannot meet the quantity of Product specified by MAP during the first four (4) quarters of the Forecast Quantity or if XEMPLAR is unable or unwilling to supply quantities of Product greater than [ * ], MAP shall have the right to purchase such additional quantities of Product for a third party or manufacture such additional quantities of Product itself. Prior to the third calendar quarter of 2006 XEMPLAR shall use commercially reasonable efforts to supply MAP with the quantities of Product (and placebos, if any) reasonably requested by MAP.

3.4      Delivery. MAP shall arrange for shipment of the Product ordered by MAP as per the terms of this Agreement via common carrier of MAP’s choice to the place of delivery specified by MAP in the applicable Firm Order. MAP shall pay all shipping, insurance, duties and other governmental charges relating to the delivery of the Product. Risk of loss of a shipment shall not pass to MAP until the Product leaves XEMPLAR’s facility.

3.5      Price; Specified Components.

(a)      The price per Unit of Product for clinical supplies and pre-commercial samples of the Product (and placebos, if any) shall be equal to the lesser of (i) the [ * ] or (ii) [ * ] or [ * ].

(b)      The price per Unit of Product for commercial supplies of the Product shall be equal to the lesser of (i) [ * ] or (ii) (A) [ * ] , (B) [ * ] , or (C) [ * ]. For the sake of clarity, the pricing for the [ * ] specified in subsection (ii) above shall apply to all Units ordered by MAP for delivery under said [ * ] during such calendar quarter. For example, if MAP orders for scheduled delivery [ * ] during a given calendar quarter, the price for each Unit of Product shall be not more than [ * ] and the total amount paid to XEMPLAR by MAP shall be not more than [ * ]. For the purpose of this Section 3.5(b), commercial supplies shall mean all Units to be ordered for scheduled delivery by MAP for shipment to the trade channels or a sublicensee after MAP receives a Regulatory Approval in the United States or in another region.

(c)      MAP shall provide the Specified Components to XEMPLAR for use in manufacturing all Product at MAP’s expense. MAP shall arrange for shipment of the Specified Components to XEMPLAR as per the terms of this Agreement via common carrier of MAP’S choice to the Facility. MAP shall pay all shipping, insurance, duties and other governmental charges relating to the delivery of the Specified Components to XEMPLAR. Risk of loss of a shipment shall not pass to XEMPLAR until delivery of the Specified Components to the Facility. Once the specified components are delivered to the facility, the risk of loss of such Specified Components shall transfer to XEMPLAR, provided however, that the title to such Specified Components shall remain with MAP. The costs of such Specified Components shall [ * ] as set forth in Sections 3.5(a) and 3.5(b). XEMPLAR will retain exclusive control over all Specified Components supplied to it by MAP hereunder, and will not transfer any portion of the

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Specified Components to any third party without the prior written consent of MAP. XEMPLAR shall identify the Specified Components at all times as MAP property and segregate such Specified Components from other substances except as needed to perform its responsibilities hereunder. XEMPLAR shall not take any action inconsistent with MAP’s ownership of the Specified Components.

(d)      Excluding the Specified Components, XEMPLAR shall be responsible for all costs and expenses incurred in connection with the manufacture of the Product pursuant to this Agreement, including costs and expenses of personnel and testing, including quality control and release testing, manufacturing facilities and equipment including maintenance, labeling, packaging materials and all other supplies of any kind used in connection with manufacturing the Product if any (and placebos, if any) including manual labeling and packaging of Product, which costs shall [ * ]; provided that MAP, in its sole discretion, but upon reasonable advance notice to XEMPLAR, may, at its cost, supply to XEMPLAR materials, including any or all of the Specified Components to be used in the manufacture of the Product, in which event the cost of such materials shall [ * ] for the Products. Xemplar will be responsible for replacement of Specified Components for failed or recalled batches or lots for which an appropriate out of specification (OOS) investigation per the quality agreement has concluded that Xemplar actions resulted in the failure.

(e)      MAP has, at its expense (except as provided below), the right to audit, on an annual basis, XEMPLAR’s records to the extent necessary to determine the accuracy of [ * ]. If MAP desires to audit such records, it will engage an independent, certified public accountant reasonably acceptable to XEMPLAR to examine such records. Such accountant will be instructed to provide to MAP a report on its findings, but will not disclose to MAP any confidential information of XEMPLAR not necessary therefore. The expense of such audit will be borne by MAP; provided, however, that if an error of more than [ * ] is discovered, then such expenses shall be paid by XEMPLAR. Such auditors shall not be paid on a contingency basis. Both parties recognize, in this regard, the differences in payments for precommercial and commercial material described in this agreement.

3.6      Invoice and Payment. XEMPLAR shall promptly invoice MAP for all pre-commercial and commercial supplies of the Unit of Product manufactured and delivered in accordance with the terms of this Agreement. All invoices shall be accompanied by a Certificate of Analysis, a Certificate of Compliance and all other documentation required by the Quality Agreement (the “Invoice Documentation”). Payment for purchased Product shall be due within thirty (30) days after the later of (a) delivery of the Product or (b) delivery of the corresponding invoice and Invoice Documentation. All shipments will be made by Xemplar [ * ] their facility to a to facility to be determined by MAP.

3.7      Warranty. XEMPLAR warrants that, at the time of delivery of the Product to MAP: (a) such Product will have been manufactured, held and shipped in accordance with the Regulatory Approvals for the Product, applicable GMP and all other Applicable Law; (b) such Product will have been manufactured in accordance, and be in conformity, with the Product Specifications and will conform with the corresponding Invoice Documentation (c) such

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Product will not be adulterated or misbranded under the Federal Food, Drug, and Cosmetic Act, as amended (the “FFDCA”), and similar provisions of the laws of other countries as to which Regulatory Approvals have been granted with respect to the Product; (d) title to such Product will pass to MAP as provided herein free and clear of any security interest, lien or other encumbrance of XEMPLAR and its Affiliates; (e) such Product will have been manufactured at the Facility, and that the Facility shall be in material compliance with all Applicable Laws at the time of such manufacture (including applicable inspection requirements of FDA and other Regulatory Authorities); and (f) such Product may be introduced into interstate commerce pursuant to the FFDCA and comparable rules or regulations of other Regulatory Authorities.

3.8      Failure or Inability to Supply Conforming Product.

(a)      Notification. In the event that XEMPLAR, at any time during the term of this Agreement, shall have reason to believe that it will be unable to supply MAP with the full, conforming quantity of the Product forecasted to be ordered by MAP under a rolling forecast or actually ordered by MAP under a Firm Commitment in a timely manner, XEMPLAR shall promptly notify MAP thereof. Promptly thereafter, the Parties shall meet to discuss how MAP shall obtain such full quantity of conforming Product.

(b)      Non-Conformity. In the event that MAP reasonably determines, within thirty (30) days after delivery thereof by XEMPLAR, that any Product supplied by XEMPLAR does not conform to one or more of the warranties set forth in Section 3.7, MAP shall give XEMPLAR notice thereof, including a sample of such Product (the “Alleged Non-Conforming Product”); provided, however, that if any non-conformity is not readily discoverable by MAP within such 30 day period, then MAP shall be entitled to deliver such notice at any time within 10 days after discovering such non-conformity. XEMPLAR shall then undertake appropriate testing of such sample of the Alleged Non-Conforming Product and shall notify MAP whether it has confirmed such non-conformity within thirty (30) days after receipt of such notice from MAP. If XEMPLAR notifies MAP that it has not confirmed such non-conformity, the parties shall submit a sample of the Alleged Non-Conforming Product to an independent testing laboratory mutually acceptable to the Parties (the “Testing Laboratory”) for testing. The findings of the Testing Laboratory shall be binding on the Parties. The expenses of the Testing Laboratory shall be borne by XEMPLAR if the testing confirms the non-conformity and otherwise by MAP. If the Testing Laboratory or XEMPLAR confirms that a batch of Product does not conform to one or more of the warranties set forth in Section 3.7, then XEMPLAR shall promptly (i) supply MAP with a conforming quantity of the Product at XEMPLAR’s sole expense, including the costs of the Specified Components or (ii) reimburse MAP for all reasonable costs MAP may have directly incurred with respect to such non-conforming Product, including the price paid by MAP with respect to such non-conforming Product and the costs of the Specified Components incorporated into such non-conforming Product, which costs MAP shall have the right to offset against any payments owed by MAP to XEMPLAR under this Agreement.

(c)      Rights and Remedies. If XEMPLAR fails [ * ] to supply the full quantity of Product specified in a Firm Order by the delivery date specified therein and in

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

conformity with the warranty set forth in Section 3.7, MAP may, in its sole discretion, immediately terminate this Agreement by providing written notice to XEMPLAR, and thereafter MAP may manufacture Product itself or purchase its requirements for Product from another party. If MAP terminates this Agreement under the terms of this clause, any and all outstanding principal under the Facility Loan and the Staffing Loan shall become due and payable within ninety (90) days after termination. For clarity, nothing in this Agreement prohibits MAP from qualifying a second manufacturing source for supply of Products on a commercial scale.

3.9      Inconsistent Terms. The terms and conditions of this Agreement shall govern all purchase of Product by MAP from XEMPLAR during the term of this Agreement, notwithstanding that a purchase order or the standard shipping document conflict or provide for additional or different obligations than the terms and conditions of this Agreement. Unless expressly consented to by both Parties in writing, any such additional or different terms in any such purchase order or shipping documents are hereby expressly rejected.

3.10      Exclusivity. During the term of this Agreement, XEMPLAR shall not manufacture any Restricted Products for any party other than MAP.

4.      REGULATORY MATTERS.

4.1      Facility Approval. XEMPLAR, at its expense, shall use all commercially reasonable efforts to obtain any and all Facility Approvals as promptly as possible in accordance with the terms of this Agreement.

4.2      Product Approval. MAP, at its expense, shall use all commercially reasonable efforts to obtain Regulatory Approval for the Product in accordance with the terms of this Agreement. XEMPLAR shall assist MAP with its application for Regulatory Approval for the Product in accordance with the terms of this Agreement.

4.3      Regulatory Inspections. XEMPLAR shall notify MAP by telephone within one (1) business day, and in writing within five (5) business days, after learning thereof, of any proposed or unannounced visit or inspection of the Facility (or any other facility owned, operated or controlled by XEMPLAR or its Affiliates, at which the Product, or any part thereof, is manufactured) or of any manufacturing process used in connection with the manufacture of the Product, by any Regulatory Authority, and shall permit MAP or its agents to be present and participate in such visit or inspection. XEMPLAR shall provide to MAP a copy of any report and other written communications received from such Regulatory Authority in connection with such visit or inspection, and any written communications received from such Regulatory Authority relating to the Product, the Facility (or any other facility owned, operated or controlled by XEMPLAR or its Affiliates, at which the Product, or any part thereof, is manufactured) within three (3) business days after receipt thereof, and shall consult with MAP concerning the response of XEMPLAR to each such communication. XEMPLAR shall provide MAP with a copy of all draft responses for comment as soon as possible. XEMPLAR shall provide any proposed final response to the Regulatory Authority at least five (5) business days prior to its anticipated submission thereof to such Regulatory Authority. XEMPLAR shall not submit any

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

final responses to the Regulatory Authority without the approval of MAP, which approval shall not be unreasonably withheld or delayed.

4.4      Product Recalls. If (a) any Regulatory Authority withdraws the approval to sell the Product in a country or issues a directive or requests that the Product be recalled from the market for safety reasons, (b) any Regulatory Authority or court of competent jurisdiction issues a request, directive or order that the Product be recalled or (c) MAP shall reasonably determine that the Product should be recalled, then the Parties shall take all appropriate corrective actions, and shall cooperate in any investigations by a governmental authority or Regulatory Agency surrounding the recall. In the event that such recall results from any cause or event arising from defective manufacture, storage or handling of the Product or Specified Components by XEMPLAR, then XEMPLAR shall be responsible for all expenses of the recall. XEMPLAR shall, at MAP’s option, either refund the purchase price for recalled Product (including the price of the Specified Components) or replace recalled Product held by MAP or its customers consistent with directions received from the appropriate governmental authority within a reasonable time at XEMPLAR sole expense, including freight and applicable duties, unless the recall is due to an act or omission of MAP or its agents. For the purposes of this Agreement, the expenses of recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Product and all other costs incurred in connection with such recall.

5.      TESTING, ASSAYS, STABILITY AND QUALITY ASSURANCE.

5.1      Testing Requirements. XEMPLAR shall be responsible for the performance of and compliance with all Product testing required by the Product Specifications, the Manufacturing Processes, the Applicable Laws and Regulatory Approvals for the Product. XEMPLAR shall conduct quality control testing of Product prior to shipment, in accordance with the Product Specifications the Applicable Laws and applicable manufacturing standards as are in effect from time to time and such other quality control testing procedures requested by MAP from time to time (collectively, the “Testing Methods”). Initially and until decided otherwise by MAP, the Testing Methods shall include all required release testing and XEMPLAR shall undertake all such tests as specified in Exhibit F. XEMPLAR shall retain all records pertaining to such testing as required by any Applicable Law and provide copies of the same to MAP upon request. XEMPLAR agrees to implement and maintain such processing control procedures as MAP may reasonably request or as required by any Applicable Law, including, but not limited to, the assignment of identification numbers to each lot of Product and the maintenance of production records, quality control records, batch records and related information. XEMPLAR shall provide copies of such process control procedures and documentation produced thereunder to MAP at MAP’s request or to a Regulatory Authority if so requested by MAP.

5.2      Retention of Samples. XEMPLAR shall take and retain, for such period as may be required by Applicable Law or such longer period as otherwise reasonably required by MAP, samples of Product (with appropriate quality control records regarding the manufacture and testing of such sample of Product) (i) sufficient to satisfy XEMPLAR’s obligations under this Agreement, GMP and Applicable Law with respect to its manufacturing of the Product, (ii)

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

sufficient to perform quality control testing and stability testing in accordance with this Agreement, the Regulatory Approvals for the Product, GMP and all other Applicable Law, and (iii) as otherwise reasonably required by MAP, and in each case shall specify the control number and the date of manufacture thereof. Further, XEMPLAR shall submit to MAP, upon MAP’s written request, such samples, materials and quality control records as MAP may reasonably request.

5.3      Maintenance of Facilities. XEMPLAR shall ensure that any and all necessary licenses, registrations, and Facility Approvals have been obtained in connection with Facility and the equipment used in connection with the manufacture of the Product by XEMPLAR. XEMPLAR shall maintain the Facility and all equipment used in connection with this Agreement in a state of repair and operating efficiency consistent with the requirements of the Product Specifications, the Regulatory Approvals, the manufacturing processes, GMP and all other Applicable Law. Prior to each use of any equipment in manufacturing the Product, XEMPLAR shall implement a maintenance validation protocol and a cleaning validation protocol with respect to such equipment, including the cleaning and maintenance thereof, in accordance with any procedures reasonably established by MAP and notified to XEMPLAR, the Product Specifications, the Regulatory Approvals and the Manufacturing Processes, GMP and all other Applicable Law. XEMPLAR shall maintain in such facilities adequate and segregated (if required) holding accommodations for the Product, the Active Agent, the excipient(s), propellant(s), packaging components, and other items used in manufacturing the Product in accordance with the Product Specifications, the Regulatory Approvals and the Manufacturing Process, GMP and all other Applicable Law. If required under Applicable Law, all Product shall be held by XEMPLAR in a separate segregated area until delivery to MAP.

5.4      Quality Control. XEMPLAR will establish a quality control unit that is physically partitioned and operationally independent of the research and development or manufacturing operations at the Facility as required under GMP and all other Applicable Law. All quality control unit documentation, methods, procedures and validations shall comply with the Quality Agreement, GMP and all other Applicable Law.

5.5      Inspection by MAP. XEMPLAR agrees that MAP and its agents shall have the right, upon reasonable prior notice (a minimum of ten (10) working days) to XEMPLAR, to inspect the Facility (or any other facility owned, operated or controlled by XEMPLAR or its Affiliates, at which the Product, or any part thereof, is manufactured) as well as the manufacturing of the Product, as applicable, including inspection of (a) the materials used in the manufacture of the Product, (b) the holding facilities for such materials, (c) the equipment used in the manufacture of the Product, and (d) all records, including manufacturing and quality control records, relating to such manufacturing. MAP and/or its agents will be allowed to be present for all MAP audits; the audits must be conducted by XEMPLAR in compliance with the Quality Agreement. Following such inspection, MAP shall discuss its observations and conclusions with XEMPLAR and corrective actions for any defects observed by MAP shall be agreed upon by MAP and XEMPLAR within five (5) business days thereafter. XEMPLAR shall implement such corrective action within thirty (30) days after the parties reach such agreement, unless otherwise agreed in writing by the Parties. Failure to take such corrective action as

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

requested by MAP shall be a material breach of this Agreement and MAP shall have the rights set forth in Section 3.8(c), in addition to other as set forth in this Agreement, Without limiting MAP’s rights under this Section, the Parties agree that quality inspections shall be conducted in accordance with the quality inspection points identified on Exhibit G hereto.

5.6      Manufacturing Records. XEMPLAR shall maintain, or cause to be maintained, (i) all records necessary to comply with GMP and all other Applicable Law relating to the Manufacture of the Product including Batch Records, (ii) all Manufacturing records, standard operating procedures, equipment log books, batch records, laboratory notebooks and all raw data relating to the Manufacturing of the Product, and (iii) such other records as MAP may reasonably require in order to ensure compliance by XEMPLAR with the terms of this Agreement. All such material shall be retained for such period as may be required by GMP and all other Applicable Law or for such longer period as MAP may reasonably require; provided, however, that all records relating to the Manufacturing, stability and quality control of each batch of the Product shall be retained at least until the first anniversary of the end of the approved shelf life for all Product from such batch.

5.7      Labeling. MAP shall specify all labeling to be used on the Product and the packaging thereof. Such labeling shall conform to the requirements of the Applicable Law as determined by MAP. XEMPLAR agrees to use such labeling (and only such labeling) on the Product, and not to use such labeling on any other product.

6.       CONFIDENTIALITY; PROPRIETARY RIGHTS.

6.1      Publicity. The Parties shall (a) keep the material terms of this Agreement confidential; (b) agree upon the text and the exact timing of an initial public announcement relating to the transactions contemplated by this Agreement as soon as possible after the Effective Date (such agreement not to be unreasonably withheld by either Party); and (c) agree on the text and the timing of any subsequent public announcements regarding this Agreement or the transactions contemplated herein. Neither Party shall use the name of the other Party or any director, officer or employee of the other Party or any adaptation thereof in any advertising, promotional or sales literature or publicity without the prior written approval of the other Party. If this Agreement is required to be filed by either Party with the Securities and Exchange Commission or another applicable securities regulatory authority, to the extent reasonable, such Party shall request confidential treatment for any provisions of this Agreement that the other Party believes would disclose trade secrets, confidential commercial or financial information that would impair the value of the contractual rights represented by this Agreement or provide detailed commercial and financial information to competitors or third parties.

6.2      Confidentiality. The requirements and obligations of this Section 6.2 hereby supercede and replace the requirements and obligations of the Confidentiality Agreement previously entered into by and between XEMPLAR and MAP.

(a)      It is contemplated that in the course of the performance of this Agreement each Party may, from time to time, disclose Confidential Information to the other.

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Each Party agrees that any Confidential Information disclosed by either Party in accordance with this Agreement shall be maintained in secrecy and each will use all reasonable diligence to prevent disclosure except to such Party’s personnel and consultants where disclosure to such personnel or consultants is necessary in order to accomplish the purposes for which the Confidential Information was disclosed to the receiving Party and provided further that such personnel and consultants are bound by confidentiality obligations covering such information at least as restrictive as this Agreement. Each Party agrees that it will protect and maintain the confidentiality of the Confidential Information that it receives from the other with at least the same degree of care as it uses to protect its own confidential information. Each Party hereby further agrees that it will not use the Confidential Information for any purpose other than as contemplated by this Agreement.

(b)      On termination of this Agreement or at the disclosing Party’s request, all written, recorded, graphical, or other tangible embodiments of Confidential Information, including copies, shall be returned to the disclosing Party or destroyed by the receiving Party as directed in writing by the disclosing Party; provided, however, that the receiving Party may retain one copy of such tangible embodiments of Confidential Information for the sole purpose of documenting the Confidential Information received by the receiving Party in the event of any dispute with the disclosing Party. Such copies may not be reproduced or used for any other purpose. At the request of the disclosing Party, the receiving Party will furnish a certificate, signed by an officer of the receiving Party, certifying that any Confidential Information not returned to the disclosing Party has been destroyed, subject only to the foregoing exception.

(c)      No right or license in Confidential Information is granted by this Agreement, and the disclosure of Confidential Information does not result in any obligation to grant either Party any right in and to such Confidential Information.

(d)      If disclosure of a Party’s Confidential Information is required by law, statute, rule or court order, the receiving Party may disclose such Confidential Information provided that the receiving Party shall use reasonable efforts to obtain confidential treatment of any such disclosure, consult with the other Party and permit the other Party to participate in seeking an appropriate protective order.

(e)      Notwithstanding the other provisions of this Agreement or any other agreement between the Parties, MAP may disclose Confidential Information of XEMPLAR to any governmental authority, including any Regulatory Authority, to the extent necessary to apply for Regulatory Approvals and shall notify XEMPLAR of such disclosure.

6.3      Proprietary Rights.

(a)      This Agreement does not convey to XEMPLAR any rights in any MAP Technology by implication, estoppel or otherwise, except for the rights expressly granted under this Agreement. Title to the MAP Technology and Product (and the intellectual property rights embodied in the Product) shall at all times remain vested in MAP. Any intellectual

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

property, including but not limited to patent, trademark and copyright, developed during the term of this Agreement and for a period of one year thereafter relating to the Product or tis manufacture and any improvements to the MAP Technology (the “Developed Intellectual Property”), whether or not patentable, shall be the sole property of MAP. XEMPLAR agrees to execute any and all assignments or other documents useful or necessary to vest such ownership interest to the Developed Intellectual Property in MAP.

(b)      XEMPLAR shall not, without the prior written permission of MAP, modify, reverse engineer the MAP Technology. XEMPLAR shall use the MAP Technology and any Developed Intellectual Property solely for fulfilling its responsibilities under this Agreement

7.      ADDITIONAL REPRESENTATIONS AND WARRANTIES.

7.1      XEMPLAR Representations and Warranties. XEMPLAR represents and warrants to MAP that (a) the execution, delivery and performance of this Agreement by XEMPLAR has been duly authorized and approved by all requisite limited liability company action, (b) this Agreement constitutes the valid and binding obligation of XEMPLAR enforceable against it in accordance with its terms and (c) the execution, delivery and performance of this Agreement by XEMPLAR does not (i) violate any law, regulation or rule of any court, governmental authority or administrative or other agency having jurisdiction over it or (ii) violate, breach or constitute a default under (with or without notice or lapse of time) XEMPLAR’s certificate of formation or operating agreement or its obligations under any other agreement, contract, commitment or instrument by which it or any of its assets are bound or (iii) conflict with any pre-existing contract or obligation of XEMPLAR or its Affiliates.

7.2      MAP Representation and Warranties. MAP represents and warrants to XEMPLAR that (a) the execution, delivery and performance of this Agreement by MAP has been duly authorized and approved by all requisite corporate action, (b) this Agreement constitutes the valid and binding obligation of MAP enforceable against it in accordance with its terms and (c) the execution, delivery and performance of this Agreement by MAP does not (i) violate any law, regulation or rule of any court, governmental authority or administrative or other agency having jurisdiction over it or (ii) violate, breach or constitute a default under (with or without notice or lapse of time) MAP’s obligations under any other agreement, contract, commitment or instrument by which it or any of its assets are bound.

8.      INDEMNIFICATION.

8.1      XEMPLAR Indemnification. XEMPLAR shall defend, indemnify and hold harmless MAP, its Affiliates, directors, employees and consultants from and against any and all losses (including reasonable attorney’s fees) arising from or related to:

(a)      any material breach of this Agreement by XEMPLAR, including but not limited to, XEMPLAR’s representations and warranties herein; or

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)      any negligence, recklessness or intentional misconduct by XEMPLAR in performing its obligations under this Agreement or with respect to the manufacture, storage, handling or delivery of the Product.

8.2      MAP Indemnification. MAP shall defend, indemnify and hold harmless XEMPLAR, its Affiliates, directors, employees and consultants from and against any and all losses (including reasonable attorney’s fees) arising from or related to:

(a)      any material breach of this Agreement by MAP, including but not limited to, MAP’s representations and warranties herein; or

(b)      any negligence, recklessness or intentional misconduct by MAP in performing its obligations under this Agreement or with respect to the manufacture, storage, handling or delivery of the Product.

8.3      Insurance. XEMPLAR shall purchase and maintain in force during the term of this Agreement and for three (3) years after the termination or expiration of this Agreement and at its expense:

(a)      premises liability insurance and all-risk property insurance including machinery coverage, written at replacement cost value and with replacement cost endorsement;

(b)      Commercial General Liability insurance with per-occurrence and general aggregate limits of not less than [ * ]; (ii) Products and Completed Operations Liability Insurance with per-occurrence and general aggregate limits of not less than [ * ]; Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability insurance limits of not less than [ * ]; (iv) Professional Services Errors & Omissions Liability Insurance with per claim and aggregate limits of not less than [ * ] covering sums that XEMPLAR becomes legally obligated to pay as damages resulting from claims made by MAP for errors or omissions committed in the conduct of the services outlined in this Agreement. In lieu of insurance, Xemplar may self-insure any or a portion of the above required insurance. XEMPLAR shall obtain a waiver from any insurance carrier with whom XEMPLAR carries Workers’ Compensation insurance releasing its subrogation rights against MAP. MAP shall be named as an additional insured under the Commercial General Liability and Products and Completed Operations Liability insurance policies as respects the manufacturing services outlined in this Agreement. XEMPLAR shall furnish certificates of insurance for all of the above noted policies and required additional insured status to MAP as soon as practicable after the Effective Date of the Agreement and upon renewal of any such policies. Each insurance policy that is required under this Section shall be obtained from an insurance carrier with an A.M. Best rating of at least A–VII.

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.      TERM AND TERMINATION.

9.1      Term. The term of this Agreement commences as of the Effective Date and, unless sooner terminated as specifically provided in this Agreement, shall continue in effect until January 31, 2012 (the “Initial Term”); provided, however, that this Agreement shall automatically continue in effect from year to year after January 31, 2012 (each a “Renewal Term”) unless either Party shall give written notice to the other, at least one (1) year prior to the end of the Initial Term or one (1) year prior to the end of any renewal term, that it does not wish this Agreement to be renewed past the expiration of such term.

9.2      Termination by MAP. Anything herein to the contrary notwithstanding, this Agreement may be terminated by MAP at any time upon 60 days’ written notice upon MAP’s reasonable determination that XEMPLAR does not have the capability to manufacture Product in accordance with the warranty set forth in Section 3.7 or in quantities sufficient to meet MAP’s requirements as set forth in Section 3 of this Agreement.

9.3      Termination for Default. If either Party believes the other is in material default or breach of any of its obligations under this Agreement, it may give notice of such default to the other Party, which Party has one-hundred twenty (120) days in which to remedy such default, or sixty (60) days in the case of default in payment. Such one-hundred twenty (120) day period will be extended in the case of a default not capable of being remedied in such one-hundred twenty (120) day period so long as the defaulting Party uses diligent efforts to remedy such default and is pursuing a course of action that, if successful, will affect such a remedy within a reasonable period thereafter. If such default is not remedied in the time period set forth above, this Agreement shall automatically terminate.

9.4      Surviving Obligations. Upon the termination of this Agreement for any reason, XEMPLAR shall complete any Firm Orders for Product that were made by MAP and accepted by XEMPLAR prior to such termination date, and MAP shall pay XEMPLAR for any Product produced in accordance with such orders at the then applicable price in effect on the effective date of termination hereunder. In addition, provided that a Firm Order is delivered by MAP no later than thirty (30) days before the effective date of any termination, XEMPLAR shall supply to MAP the quantity of Product as specified by MAP in said Firm Order for up to twelve (12) months after XEMPLAR’s receipt of such order from MAP. The obligations of the Parties under Section 2.2(d) (MAP Loan), Section 3.7 (Warranty), Section 4.4 (Product Recall), Section 5.2 (Retention of Samples), Section 5.6 (Manufacturing Records), Article 6 (Confidentiality; Proprietary Rights), Article 8 (Indemnification), this Article 9 (Term and Termination) and Article 10 (Miscellaneous) shall survive the termination or expiration of this Agreement. Termination by a Party shall not be an exclusive remedy and all other remedies will be available to the terminating Party, in equity and at law.

10.      MISCELLANEOUS.

10.1      No Agency. Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer or legal representative of the other Party for any purpose. Neither Party will

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor will either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

10.2      Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder is assignable by any Party without the prior written consent of the other (which consent will not be unreasonably withheld following the conclusion of a party’s obligations under this Agreement); provided, however, that either Party may assign this Agreement and any interest hereunder in whole or in part, to any Affiliate or to any successor by merger or sale of substantially all of its business unit to which this Agreement relates in a manner such that the assignor (if it continues as a separate entity) will remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement is binding upon the successors and permitted assignees of the Parties and the name of a Party appearing herein is deemed to include the names of such Party’s successor’s and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section is void.

10.3      Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.4      Force Majeure. Neither Party is liable to the other Party for loss or damages or, except as otherwise set forth in Article 9, has any right to terminate this Agreement for any default or delay attributable to any event beyond its reasonable control and without its fault or negligence (a “Force Majeure Event”), including but not limited to acts of God, acts of government (including injunctions), fire, flood, earthquake, strike, labor dispute, and the like. The Party affected will give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for [ * ] and the Party receiving notice shall be similarly excused from its respective obligations which it is thereby disabled from performing; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause. If the Parties are unable to resolve a default or delay in performance of a Party’s duties under this Agreement due to an event under this Section within [ * ], then the Party will exert commercially reasonable efforts to find a third party to supply to the other Party the product or services, which are the subject of the default, at commercially reasonable prices/costs. Notwithstanding the foregoing, nothing in this Section will excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

10.5      Notices. All notices and other communications hereunder shall be in writing and is deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by nationally recognized express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address is effective only upon receipt thereof):

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to MAP, addressed to:	MAP Pharmaceuticals, Inc. 2400 Bayshore Parkway, 2nd Floor Mountain View, CA 94043 Attention: Chief Executive Officer

If to XEMPLAR, addressed to:	XEMPLAR Pharmaceuticals, LLC 200 Riggenback Road Fall River, MA 02720 Attention: President

10.6      Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

10.7      Waiver. No provision of this Agreement is waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

10.8      Counterparts. This Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one Party but both such counterparts taken together will constitute one and the same agreement.

10.9      Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and have no force or effect in construing or interpreting any of the provisions of this Agreement.

10.10      Governing Law. This Agreement is governed by and interpreted in accordance with the substantive laws of the State of California, USA without regard to its or any other jurisdiction’s choice of law rules.

10.11      Severability. Whenever possible, each provision of this Agreement is interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties will seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

10.12      Entire Agreement of the Parties. This Agreement and the Exhibits attached hereto, constitute and contain the complete, final and exclusive understanding and agreement of the Parties hereto, and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, [including the Non-Disclosure Agreement,] between the Parties respecting the subject matter hereof, and neither Party is liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

[Signature Page Follows]

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have as of the Effective Date duly executed this Agreement.

MAP PHARMACEUTICALS, INC.		XEMPLAR PHARMACEUTICALS, LLC

By:	/s/ Timothy S. Nelson	By:	/s/ Charles R. Eck

Name:	Timothy S. Nelson	Name:	Charles R. Eck

Title:	President and CEO	Title:	President

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

PRODUCT SPECIFICATIONS

[ * ]

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

FACILITY CONVERSION TIMELINE

[ * ]

Area	[ * ]	[ * ]	[ * ]	[ * ]	Total
Area A	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]				[ * ]
Area B		[ * ]	[ * ]	[ * ]	[ * ]
Area C			[ * ]	[ * ]	[ * ]
Area D				[ * ]	[ * ]
Total	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

Area A = [ * ]

Area B = [ * ]

Area C = [ * ]

Area D = [ * ]

2

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

LOAN ADVANCE SCHEDULE*

[ * ]

3

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

FACILITY STAFFING PLAN

[ * ]

4

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

SECOND QUARTER 2006 FORECAST

[ * ]

5

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

CERTAIN TESTING REQUIREMENTS

6

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT G

QUALITY INSPECTION POINTS

1.      [ * ]

2.      [ * ]

3.      [ * ]

7

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT G

DEDICATED EQUIPMENT

8

[ * ] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.